CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers

Ministry Partners Investment Company, LLC

Brea, California

We hereby consent to the use, in the Form 10-K for Ministry Partners Investment Company, LLC and Subsidiaries for 2024, of our issued report dated March 31, 2025 relating to the consolidated financial statements of Ministry Partners Investment Company, LLC and Subsidiaries as of December 31, 2024 and 2023 and for the years then ended.

/s/ Hutchinson and Bloodgood LLP

Glendale, California

March 31, 2025